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                                                                   Exhibit 23.02



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in this Registration Statement of Cardinal Health, Inc. on Form S-4 of our report, with respect to the consolidated financial statements of Pyxis Corporation (not presented) dated August 2, 1996, appearing in the Current Report on Form 8-K/A of Cardinal Health, Inc. filed March 18, 1999.

                                        /s/ Ernst & Young LLP

                                            ERNST & YOUNG LLP

San Diego, California
March 19, 1999